EXHIBIT 10.3


JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England
                                                                    May 8, 2007

To: Chemed Corporation
2600 Chemed Center
255 East Fifth Street
Cincinnati, OH 45202
Attention: Chief Financial Officer
Telephone No.:    (513) 762-6901
Facsimile No.:    (513) 287-6713



Re: Warrants

         The  purpose  of this  letter  agreement  (this  "CONFIRMATION")  is to confirm the terms and conditions of the Warrants issued by Chemed Corporation ("COMPANY") to JPMorgan Chase Bank, National Association, London Branch ("JPMORGAN") on the Trade Date specified below (the "TRANSACTION"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous agreements and serve as the final documentation for this Transaction.

         The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

         Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between JPMorgan and Company as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the "AGREEMENT") as if JPMorgan and Company had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law) on the Trade Date. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2. The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:




              JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ORGANISED
     UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING ASSOCIATION.
             MAIN OFFICE 1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271 REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED
                 BRANCH OFFICE 125 LONDON WALL, LONDON EC2Y 5AJ
          AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY


General Terms:

        Trade Date:                         May 8, 2007

        Warrants:                           Equity call  warrants,  each giving the holder the right to purchase one Share at the Strike Price,  subject to the Settlement  Terms set forth  below.  For the  purposes  of the  Equity  Definitions,  each reference  to a Warrant  herein shall be deemed to be a reference to a Call Option.

        Warrant Style:                      European

        Seller:                             Company

        Buyer:                              JPMorgan

        Shares:                             The  capital  stock  of  Company,  par  value  USD  1  per  Share
                                            (Exchange symbol "CHE")

        Number of Warrants:                 1,114,862,  subject to  adjustment as provided  herein;  provided that the Number of Warrants shall be  automatically  increased as of the  date  of  exercise  (the  "Greenshoe  Exercise")  by J.P.
                                            Morgan  Securities  Inc.  and  Citigroup  Global  Markets Inc. as
                                            representatives  of the  Initial  Purchasers  (as  defined in the
                                            Purchase Agreement dated as of May 8, 2007 between Company,  J.P.
                                            Morgan  Securities  Inc.  and  Citigroup  Global  Markets Inc. as
                                            representatives  of the Initial  Purchasers  party  thereto  (the
                                            "Purchase Agreement")),  of their option pursuant to Section 1 of the Purchase  Agreement by the number of  additional  Warrants in proportion  to the  increase in the number of 1.875%  Convertible
                                            Senior   Notes   due   2014   (the   "Convertible   Notes"),   in
                                            denominations  of USD 1,000  principal  amount issued pursuant to
                                            such  exercise   (such   Convertible   Notes,   the   "Additional
                                            Convertible Notes") (the "Additional Warrants").

        Warrant Entitlement:                One Share per Warrant

        Strike Price:                       USD 105.4400

        Premium:                            USD 12,426,300 (Premium per Warrant: USD 11.1460);  provided that if the Number of  Warrants is  increased  pursuant to the proviso to the definition of "Number of Warrants"  above,  there shall be an  additional  Premium  equal to the  product  of the  number of
                                            Additional  Warrants and the Premium per Warrant (the "Additional
                                            Premium"),  and such Additional Premium shall be paid by JPMorgan to Company on the Additional Premium Payment Date.

        Premium Payment Date:               May 14, 2007

        Additional Premium Payment Date:    The  closing  date for the  purchase  and sale of the  Additional
                                            Convertible Notes.

        Exchange:                           The New York Stock Exchange

        Related Exchange(s):                All Exchanges

                                       2

Procedures for Exercise:

        Expiration Time:                    The Valuation Time

        Expiration Date(s):                 Each  Scheduled  Trading Day during the period from and including
                                            the  First   Expiration  Date  and  to  and  including  the  79th
                                            Scheduled  Trading Day following the First  Expiration Date shall be an  "Expiration  Date" for a number of  Warrants  equal to the
                                            Daily   Number  of   Warrants  on  such  date;   provided   that,
                                            notwithstanding   anything   to  the   contrary   in  the  Equity
                                            Definitions,   if  any  such  date  is  a  Disrupted   Day,   the
                                            Calculation Agent shall make adjustments,  if applicable,  to the
                                            Daily  Number of  Warrants or shall  reduce such Daily  Number of
                                            Warrants to zero for which such day shall be an  Expiration  Date and  shall  designate  a  Scheduled  Trading  Day or a number  of
                                            Scheduled  Trading  Days  as  the  Expiration   Date(s)  for  the
                                            remaining  Daily Number of Warrants or a portion  thereof for the originally  scheduled  Expiration Date; and provided further that if such Expiration Date has not occurred  pursuant to this clause as of  the  eighth  Scheduled  Trading  Day  following  the  last
                                            scheduled   Expiration   Date   under   this   Transaction,   the
                                            Calculation  Agent shall have the right to declare such Scheduled
                                            Trading Day to be the final  Expiration  Date and the Calculation
                                            Agent shall  determine its good faith estimate of the fair market value for the  Shares  as of the  Valuation  Time on that  eighth
                                            Scheduled  Trading  Day or on any  subsequent  Scheduled  Trading
                                            Day, as the Calculation Agent shall determine using  commercially reasonable means.

        First Expiration Date:              August 15, 2014 (or if such day is not a Scheduled  Trading  Day, the next  following  Scheduled  Trading  Day),  subject to Market
                                            Disruption Event below.

        Multiple Exercise:                  Applicable

        Minimum Number of Warrants:         1

        Daily Number of Warrants:           For any  Expiration  Date,  the Number of Warrants  that have not expired  or  been  exercised  as of  such  day,  divided  by  the remaining  number  of  Expiration  Dates  (including  such  day), rounded down to the nearest whole  number,  subject to adjustment pursuant to the provisos to "Expiration Date(s)".

        Maximum Number of Warrants:         All warrants  remaining  unexercised as of the remaining Exercise
                                            Date(s).

        Automatic Exercise:                 Applicable;  and  means  that,  unless  all  Warrants  have  been previously  exercised  hereunder,  a number of Warrants  for each
                                            Expiration  Date  equal  to the  Daily  Number  of  Warrants  (as adjusted  pursuant to the terms hereof) for such  Expiration Date will be  deemed  to be  automatically  exercised;  provided  that
                                            "In-the-Money"  means that the Relevant Price for such Expiration
                                            Date  exceeds  the Strike  Price for such  Expiration  Date;  and provided  further that all  references  in Section  3.4(b) of the
                                            Equity  Definitions  to  "Physical  Settlement"  shall be read as references to "Net Share Settlement".


        Market Disruption Event:            Section  6.3(a)(ii) of the Equity  Definitions  is hereby amended by replacing  clause (ii) in its entirety  with "(ii) an Exchange
                                            Disruption,  or" and inserting immediately following clause (iii)
                                            the phrase "; in each case that the Calculation  Agent determines is material."

Valuation:

                                            Valuation Time:                     Scheduled Closing Time.

                                            Valuation Date:                     Each Exercise Date.

Settlement Terms:

        Settlement Method:                  Net Share Settlement.

        Net Share Settlement:               On  the  relevant  Settlement  Date,  Company  shall  deliver  to
                                            JPMorgan  the  Share   Delivery   Quantity  of  Shares  for  such
                                            Settlement Date to the account  specified  hereto free of payment through the Clearance System.

        Share Delivery Quantity:            For any  Settlement  Date, a number of Shares,  as  calculated by the Calculation  Agent,  equal to the Net Share Settlement Amount for such Settlement  Date divided by the Settlement  Price on the
                                            Valuation Date in respect of such Settlement  Date,  rounded down to the nearest whole number plus any Fractional Share Amount.

        Net Share Settlement Amount:        For any  Settlement  Date,  an amount equal to the product of (i)
                                            the  Number of  Warrants  exercised  or deemed  exercised  on the relevant  Exercise Date, (ii) the Strike Price  Differential  for
                                            such Settlement Date and (iii) the Warrant Entitlement.

        Settlement Price:                   For any Valuation  Date,  the per Share  volume-weighted  average
                                            price  as  displayed  under  the  heading   "Bloomberg  VWAP"  on
                                            Bloomberg page CHE.N  [equity] AQR (or any successor  thereto) in respect  of the period  from the  scheduled  opening  time of the
                                            Exchange to the  Scheduled  Closing Time on such  Valuation  Date
                                            (or if such  volume-weighted  average price is  unavailable,  the market value of one Share on such  Valuation  Date, as determined by the Calculation Agent).  Notwithstanding the foregoing, if (i)
                                            any Expiration  Date is a Disrupted Day and (ii) the  Calculation
                                            Agent   determines   that  such   Expiration  Date  shall  be  an
                                            Expiration  Date for fewer than the Daily Number of Warrants,  as described  above,  then the  Settlement  Price  for the  relevant
                                            Valuation  Date shall be the  volume-weighted  average  price per
                                            Share on such  Valuation  Date on the Exchange,  as determined by
                                            the  Calculation   Agent  based  on  such  sources  as  it  deems
                                            appropriate using a volume-weighted  methodology, for the portion
                                            of  such   Valuation  Date  for  which  the   Calculation   Agent
                                            determines there is no Market Disruption Event.

        Settlement Date(s):                 As   determined  in  reference  to  Section  9.4  of  the  Equity
                                            Definitions, subject to Section 9(m)(i) hereof.

        Other Applicable Provisions:        The provisions of Sections 9.1(c),  9.8, 9.9, 9.11, 9.12 and 10.5
                                            of the Equity  Definitions  will be  applicable,  except that all references in such  provisions to  "Physically-settled"  shall be read as references to "Net Share  Settled."  "Net Share  Settled"
                                            in  relation to any Warrant  means that Net Share  Settlement  is applicable to that Warrant.

        Representation and Agreement:       Notwithstanding  Section  9.11  of the  Equity  Definitions,  the
                                            parties  acknowledge  that any Shares  delivered  to JPMorgan may be,  upon  delivery,  subject  to  restrictions  and  limitations arising  from  Company's  status as issuer  of the  Shares  under applicable securities laws.


3. Additional Terms applicable to the Transaction:

        Adjustments applicable to the Warrants:

        Method of Adjustment:               Calculation  Agent  Adjustment.  For the  avoidance of doubt,  in
                                            making  any  adjustments  under  the  Equity   Definitions,   the
                                            Calculation  Agent may make  adjustments,  if any,  to any one or more of the  Strike  Price,  the  Number of  Warrants,  the Daily
                                            Number of Warrants and the Warrant  Entitlement.  Notwithstanding
                                            the  foregoing,  any  cash  dividends  or  distributions  on  the
                                            Shares,  whether  or not  extraordinary,  shall  be  governed  by
                                            Section  9(h) of this  Confirmation  in  lieu  of  Article  10 or
                                            Section 11.2(c) of the Equity Definitions.  The       Calculation
                                            Agent shall promptly  thereafter  notify  JPMorgan and Company of any such adjustment.

Extraordinary Events applicable to the Transaction:

        New Shares:                         Section  12.1(i) of the Equity  Definitions  is hereby amended by deleting the text in clause (i) in its entirety and  replacing it with the phrase "publicly quoted,  traded or listed on any of the
                                            New York Stock Exchange,  the American Stock Exchange, The NASDAQ
                                            Global  Select  Market  or The  NASDAQ  Global  Market  (or their respective successors)".

Consequence of Merger Events:

        Share-for-Share:                    Modified Calculation Agent Adjustment

        Share-for-Other:                    Cancellation and Payment (Calculation Agent Determination)

        Share-for-Combined:                 Cancellation  and  Payment  (Calculation  Agent   Determination);
                                            provided that JPMorgan may elect, in its commercially  reasonable judgment, Component Adjustment (Calculation Agent Determination).

Consequence of Tender Offers:

        Tender Offer:                       Applicable;  provided  however  that  if  an  event  occurs  that constitutes  both a Tender  Offer  under  Section  12.1(d) of the
                                            Equity   Definitions  and  Additional   Termination  Event  under
                                            Section 9(j)(ii)(C) of this Confirmation,  JPMorgan may elect, in its commercially  reasonable judgment,  whether the provisions of
                                            Section  12.3 of the Equity  Definitions  or Section  9(j)(ii)(C)
                                            will apply.

        Share-for-Share:                    Modified Calculation Agent Adjustment

        Share-for-Other:                    Modified Calculation Agent Adjustment

        Share-for-Combined:                 Modified Calculation Agent Adjustment


        Nationalization, Insolvency or      Cancellation and Payment (Calculation Agent Determination);
        Delisting:                          provided   that,  in  addition  to  the   provisions  of  Section
                                            12.6(a)(iii) of the Equity  Definitions,  it will also constitute a Delisting if the  Exchange is located in the United  States and the Shares are not immediately re-listed,  re-traded or re-quoted on any  of the  New  York  Stock  Exchange,  the  American  Stock
                                            Exchange,  The NASDAQ  Global  Select Market or The NASDAQ Global
                                            Market  (or  their  respective  successors);  if the  Shares  are immediately  re-listed,  re-traded or re-quoted on any of The New
                                            York Stock  Exchange,  the American  Stock  Exchange,  The NASDAQ
                                            Global  Select  Market  or The  NASDAQ  Global  Market  (or their respective  successors),  such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

        Change in Law:                      Applicable

        Failure to Deliver:                 Not Applicable

        Insolvency Filing:                  Applicable

        Hedging Disruption:                 Applicable

        Increased Cost of Hedging:          Not Applicable

        Loss of Stock Borrow:               Applicable

        Maximum Stock Loan Rate:            250 bps

        Increased Cost of Stock Borrow:     Applicable

        Initial Stock Loan Rate:            0 bps

        Hedging Party:                      JPMorgan for all applicable Additional
                                            Disruption Events

        Determining Party:                  JPMorgan for all applicable Additional
                                            Disruption Events

        Non-Reliance:                       Applicable

        Agreements and Acknowledgments
        Regarding Hedging Activities:       Applicable

        Additional Acknowledgments:         Applicable


4. Calculation Agent:                       JPMorgan.  The Calculation  Agent shall, upon request by the
                                            Company,  provide a written  explanation of any  calculation made by it including, where applicable, a description of the methodology and data applied.

5. Account Details:

         (a) Account for payments to Company:

                    JP Morgan Chase Bank
                    ABA# 021000021
                    Acct: Chemed Corporation
                    Acct No.: 94-13065

                    Account for delivery of Shares from Company:

                    To be provided by Company

         (b) Account for payments to JPMorgan:

                    JPMorgan Chase Bank, N.A., New York
                    ABA:  021 000 021
                    Favour: JPMorgan Chase Bank N.A., London
                    A/C:  0010962009
                    CHASUS33

                    Account for delivery of Shares to JPMorgan:

                    DTC 0060

6. Offices:

The Office of Company for the Transaction is: Inapplicable, Company is not a Multibranch Party.

The Office of JPMorgan for the Transaction is: London

                    JPMorgan Chase Bank, National Association
                    London Branch
                    P.O. Box 161
                    60 Victoria Embankment
                    London EC4Y 0JP
                    England

7. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Company: Chemed Corporation 2600 Chemed Center 255 East Fifth Street Cincinnati, OH 45202
                  Attention: Chief Financial Officer
                  Telephone No.:    (513) 762-6901
                  Facsimile No.:    (513) 287-6713

(b) Address for notices or communications to JPMorgan:

                  JPMorgan notice information to follow:

                  JPMorgan Chase Bank, National Association
                  277 Park Avenue, 11th Floor
                  New York, NY  10172
                  Attention:  Eric Stefanik
                  Title:  Operations Analyst
                  EDG Corporate Marketing
                  Telephone No:  (212) 622-5814
                  Facsimile No:   (212) 622-8534

8.  Representations and Warranties

(i) Representations and Warranties of Company

The representations and warranties of Company set forth in Section 3 of the Purchase Agreement are true and correct and are hereby deemed to be repeated to JPMorgan as if set forth herein. Company hereby further represents and warrants to JPMorgan that:

     (a) Company has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of this Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Company's part; and this Confirmation has been duly and validly executed and delivered by Company and constitutes its valid and binding obligation, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

     (b) Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Company hereunder will (i) conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries is bound or to which Company or any of its subsidiaries is subject (including, but not limited to, any agreements and contracts of Counterparty or any of its subsidiaries filed as exhibits to Company's Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference in the Offering Memorandum), or (ii) constitute a default under, or result in the creation of any lien under, any such agreement or instrument.

     (c) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Company of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the "SECURITIES ACT") or state securities laws.

     (d) The Shares of Company initially issuable upon exercise of the Warrant by the net share settlement method (the "WARRANT SHARES") have been reserved for issuance by all required corporate action of Company. The Warrant Shares have been duly authorized and, when delivered against payment therefor (which may include Net Share Settlement in lieu of cash) and otherwise as contemplated by the terms of the Warrant following the exercise of the Warrant in accordance with the terms and conditions of the Warrant, will be validly issued, fully-paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

     (e) Company is an "eligible contract participant" (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended (the "CEA")) because one or more of the following is true:

                  Company  is  a   corporation,   partnership,   proprietorship,
                  organization, trust or other entity and:

                  (A)      Company has total assets in excess of USD 10,000,000;

                  (B) the obligations of Company hereunder are guaranteed, or otherwise supported by a letter of credit or keepwell, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through
                           (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or 1a(12)(C) of
                           the CEA; or

                  (C) Company has a net worth in excess of USD 1,000,000 and has entered into this Agreement in connection with the conduct of Company's business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Company in the conduct of Company's business.

     (f) Company and each of its controlled affiliates is not, on the date hereof, in possession of any material non-public information with respect to Company.

(ii) Additional representations and warranties

     (a) JPMorgan represents that it is an "eligible contract participant" as defined in Section 1a(12) of the CEA.


     (b) Each of JPMorgan and Company acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities, by virtue of Section 4(2) thereof.

9. Other Provisions:

     (A) OPINIONS. Company shall deliver an opinion of counsel, dated as of the Trade Date, to JPMorgan, with respect to the matters set forth in Sections 8(i)(a) through (d) of this Confirmation.

     (B)  RESERVED

     (C) REPURCHASE NOTICES. Company shall, on any day on which Company effects any repurchase of Shares, promptly give JPMorgan a written notice of such repurchase (a "REPURCHASE NOTICE") on such day if following such repurchase, the number of outstanding Shares on such day, subject to any adjustments provided herein, is (i) less than 21 million (in the case of the first such notice) or (ii) thereafter more than 1.60 million less than the number of Shares included in the immediately preceding Repurchase Notice. Company agrees to indemnify and hold harmless JPMorgan and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an "INDEMNIFIED PERSON") from and against any and all losses (including losses relating to JPMorgan's hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 "insider", including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney's fees), joint or several, which an Indemnified Person actually may become subject to, as a result of Company's failure to provide JPMorgan with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person, such Indemnified Person shall promptly notify Company in writing, and Company, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Company may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Company agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and
          (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Company under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of this Transaction.

     (D) REGULATION M. Company is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of any securities of Company, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Company shall not, until the second Scheduled Trading Day immediately following the Trade Date, engage in any such distribution.

     (E) NO MANIPULATION. Company is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.

     (F) TRANSFER OR ASSIGNMENT. Company may not transfer any of its rights or obligations under this Transaction without the prior written consent of JPMorgan. JPMorgan may, without Company's consent, transfer or assign all or any part of its rights or obligations under this Transaction to any third party. If after JPMorgan's commercially reasonable efforts, JPMorgan is unable to effect such a transfer or assignment on pricing terms reasonably acceptable to JPMorgan and within a time period reasonably acceptable to JPMorgan of a sufficient number of Warrants to reduce (i) JPMorgan's "beneficial ownership" (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) to 7.5% of Company's outstanding Shares or less or (ii) the quotient of (x) the product of (a) the Number of Warrants and (b) the Warrant Entitlement divided by (y) the number of Company's outstanding Shares (such quotient expressed as a percentage, the "WARRANT EQUITY PERCENTAGE") to 14.5% or less, JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the "TERMINATED PORTION") of this Transaction, such that (i) its "beneficial ownership" following such partial termination will be equal to or less than 7.5% or (ii) the Warrant Equity Percentage following such partial termination will be equal to or less than 14.5%. In the event that JPMorgan so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Warrants equal to the Terminated Portion, (ii) Company shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions of paragraph 9(l) shall apply to any amount that is payable by JPMorgan to Company pursuant to this sentence). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any Shares or other securities to or from Company, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform JPMorgan's obligations in respect of this Transaction and any such designee may assume such obligations. JPMorgan shall be discharged of its obligations to Company to the extent of any such performance.

     (G) EARLY UNWIND. In the event the sale of Convertible Notes (or, in respect of the Greenshoe Exercise, the Additional Convertible Notes) is not consummated with the initial purchasers for any reason by the close of business in New York on May 14, 2007 (or, in respect of the Greenshoe Exercise, the third Clearance System Business Day following the date of the Greenshoe Exercise (the "ADDITIONAL CLOSING DATE")) (or such later date as agreed upon by the parties) (May 14, 2007 or such later date, if any, as agreed upon being or, in respect of the Greenshoe Exercise, the Additional Closing Date, the "EARLY UNWIND Date"), this Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) shall automatically terminate (the "EARLY UNWIND"), on the Early Unwind Date and (i) the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) and all of the respective rights and obligations of JPMorgan and Company under the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) either prior to or after the Early Unwind Date; PROVIDED that Company, unless the sale of the Convertible Notes or the Additional Convertible Notes, as applicable, is not consummated due to a breach of the Purchase Agreement by the Initial Purchasers, shall purchase from JPMorgan on the Early Unwind Date all Shares purchased by JPMorgan or one or more of its affiliates and shall, notwithstanding anything to the contrary in the Equity Definitions, reimburse JPMorgan for any commercially reasonable costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position). The amount of any such reimbursement shall be determined by JPMorgan in its sole good faith discretion. JPMorgan shall notify Company of such amount and Company shall pay such amount in immediately available funds on the Early Unwind Date. JPMorgan and Company represent and acknowledge to the other that, subject to the proviso included in this Section, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

     (H) DIVIDENDS. If at any time during the period from but excluding the Trade Date, to and including the Expiration Date, (i) an ex-dividend date for a cash dividend occurs with respect to the Shares (an "EX-DIVIDEND DATE"), and that dividend differs from the Regular Dividend on a per Share basis or (ii) if no Ex-Dividend Date for a cash dividend occurs with respect to the Shares in any quarterly dividend period of Company, then the Calculation Agent will adjust any of the Strike Price, Number of Warrants and/or Daily Number of Warrants to preserve the fair value of the Options to JPMorgan after taking into account such dividend or lack thereof. "REGULAR DIVIDEND" shall mean for any calendar quarter, USD 0.06 for the first cash dividend or distribution on the Shares for which the Ex-Dividend Date falls within such calendar quarter, and zero for any subsequent dividend or distribution on the Shares for which the Ex-Dividend Date falls within the same calendar quarter.

     (I) ROLE OF AGENT. Each party agrees and acknowledges that (i) J.P. Morgan Securities Inc., an affiliate of JPMorgan ("JPMSI"), has acted solely as agent and not as principal with respect to this Transaction and
          (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party's obligations under this Transaction.

     (J)  ADDITIONAL PROVISIONS.

          (i)  Amendments to the Equity Definitions:

               (A) Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words "diluting or concentrative" and replacing them with the words "material".

               (B) Section 11.2(c) of the Equity Definitions is hereby amended by (x) replacing the words "diluting or concentrative" with "an" and (y) deleting the phrase "(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)" and replacing it with the phrase "(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)."

               (C) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words "diluting or concentrative" and replacing them with the word "material"; and adding the phrase "or Warrants" at the end of the sentence.

               (D) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word "or" after the word "official" and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor "or (C) at JPMorgan's option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer."

               (E) Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:

                                (x) deleting (1) subsection (A) in its entirety,
                                (2) the phrase "or (B)" following subsection (A) and (3) the phrase "in each case" in subsection
                                (B); and

                                (y) deleting the phrase "neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or" in the penultimate sentence.

               (F) Section 12.9(b)(v) of the Equity Definitions is hereby amended by:

                                (x) adding the word "or" immediately before subsection "(B)" and deleting the comma at the end of subsection (A); and

                                (y) (1) deleting subsection (C) in its entirety,
                                (2) deleting the word "or" immediately preceding subsection (C) and (3) deleting the final sentence in its entirety and replacing it with the sentence "The Hedging Party will determine the Cancellation Amount payable by one party to the other."

          (ii) Notwithstanding anything to the contrary in this Confirmation, upon the occurrence of one of the following events, with respect to this Transaction, (1) JPMorgan shall have the right to designate such event an Additional Termination Event and designate an Early Termination Date pursuant to Section 6(b) of the Agreement, and (2) Company shall be deemed the sole Affected Party and the Transaction shall be deemed the sole Affected
               Transaction:

                    (A) Consummation of (A) any recapitalization, reclassification or change of the Shares (other than changes resulting from a subdivision or combination) as a result of which the Shares would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any consolidation with or merger of the Company with or into another person pursuant to which Shares will be converted into cash, securities or other property or any conveyance, transfer or lease of all or substantially all of Company's properties and assets to any person other than one of its subsidiaries; PROVIDED, HOWEVER, that a transaction where the holders of more than 50% of all classes of common equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be an Additional Termination Event.

                    (B) There is a default by Company or any subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $20 million in the aggregate of Company and/or any subsidiary, whether such indebtedness now exists or shall hereafter be created resulting in such
                         indebtedness   becoming  or  being   declared  due  and
                         payable.

                    (C) Any "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, any of its subsidiaries or its employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of the capital stock of the Company representing more than 50% of the voting power of such capital stock.

                    (D) JPMorgan, despite using commercially reasonable efforts, is unable or reasonably determines that it is impractical or illegal, to hedge its obligations pursuant to this Transaction in the public market without registration under the Securities Act or as a result of any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by JPMorgan).

                         Notwithstanding the forgoing, a transaction set forth in clauses (A) or (C) above will not constitute an Additional Termination Event if 100% of the consideration, excluding cash payments for fractional shares, in such transaction or transactions consists
                         of  shares  of  capital  stock   listed  on a  national
                         securities exchange or quoted on The NASDAQ Global Market or The NASDAQ Global Select Market or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions.

               (K) NO COLLATERAL OR SETOFF. Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Company hereunder are not secured by any collateral. Obligations under this
                    Transaction shall not be set off by Company against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise. Any provision in the Agreement with respect to the satisfaction of Company's payment obligations to the extent of JPMorgan's payment obligations to Company in the same currency and in the same Transaction (including, without limitation Section 2(c) thereof) shall not apply to Company and, for the avoidance of doubt, Company shall fully satisfy such payment obligations notwithstanding any payment obligation to Company by JPMorgan in the same currency and in the same Transaction. In calculating any amounts under
                    Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (1) separate amounts shall be calculated as set forth in such Section 6(e) with respect to
                    (a) this Transaction and (b) all other Transactions, and (2) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

               (L) ALTERNATIVE CALCULATIONS AND PAYMENT ON EARLY TERMINATION AND ON CERTAIN EXTRAORDINARY EVENTS. If, in respect of this Transaction, an amount is payable by Company to JPMorgan,
                    (i) pursuant to Section 12.7 or Section 12.9 of the Equity Definitions (except in the event of an Insolvency, Nationalization, Tender Offer or Merger Event in which the consideration or proceeds to be paid to holders of shares consists solely of cash) or (ii) pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Company is the Defaulting Party or a Termination Event in which Company is the Affected Party, other than an Event of Default of the type described in (x)
                    Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or (y) a Termination Event of the type described in Section 5(b) of the Agreement, in the case of both (x) and (y), resulting from an event or events outside Company's control) (a "PAYMENT OBLIGATION"), Company shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to JPMorgan, confirmed in writing within one Scheduled Trading Day, no later than 12:00 p.m. New York local time on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable; PROVIDED that if Company does not validly elect to satisfy its Payment Obligation by the Share Termination Alternative, JPMorgan shall have the right to require Company to satisfy its Payment Obligation by the Share Termination Alternative. Notwithstanding the foregoing, Company's or JPMorgan's right to elect satisfaction of a Payment Obligation in the Share Termination Alternative as set forth in this clause shall only apply to Transactions under this Confirmation and, notwithstanding anything to the contrary in the Agreement,
                    (1) separate amounts shall be calculated with respect to (a) Transactions hereunder and (b) all other Transactions under the Agreement, and (2) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement, subject to, in the case of clause (a), Company's Share Termination Alternative right hereunder.

                  Share Termination Alternative:              If   applicable,    Company   shall
                                                              deliver  to   JPMorgan   the  Share
                                                              Termination  Delivery  Property  on
                                                              the date  (the  "SHARE  TERMINATION
                                                              PAYMENT   DATE")   on   which   the
                                                              Payment  Obligation would otherwise
                                                              be due  pursuant to Section 12.7 or
                                                              Section    12.9   of   the   Equity
                                                              Definitions  or  Section   6(d)(ii)
                                                              and 6(e) of the Agreement,  subject
                                                              to  paragraph   (m)(i)  below,   in
                                                              satisfaction,  subject to paragraph
                                                              (m)(ii)   below,   of  the  Payment
                                                              Obligation     in    the     manner
                                                              reasonably  requested  by  JPMorgan
                                                              free of payment.

                  Share Termination Delivery Property:        A  number   of  Share   Termination
                                                              Delivery  Units,  as  calculated by
                                                              the  Calculation  Agent,  equal  to
                                                              the Payment  Obligation  divided by
                                                              the Share  Termination  Unit Price.
                                                              The Calculation  Agent shall adjust
                                                              the  amount  of  Share  Termination
                                                              Delivery  Property by replacing any
                                                              fractional  portion  of a  security
                                                              therein  with  an  amount  of  cash
                                                              equal   to  the   value   of   such
                                                              fractional  security  based  on the
                                                              values used to calculate  the Share
                                                              Termination Unit Price.

                  Share Termination Unit Price:               The value to  JPMorgan  of property
                                                              contained in one Share  Termination
                                                              Delivery  Unit  on  the  date  such
                                                              Share  Termination  Delivery  Units
                                                              are  to  be   delivered   as  Share
                                                              Termination  Delivery Property,  as
                                                              determined   by   the   Calculation
                                                              Agent   in   its    discretion   by
                                                              commercially    reasonable   means.
                                                              The Calculation  Agent shall notify
                                                              Company of such  Share  Termination
                                                              Unit   Price   at   the   time   of
                                                              notification    of   the    Payment
                                                              Obligation.   In  the   case  of  a
                                                              Private    Placement    of    Share
                                                              Termination   Delivery  Units  that
                                                              are  Restricted  Shares (as defined
                                                              below),  as set forth in  paragraph


                                                              (m)(i)     below,     the     Share
                                                              Termination  Unit  Price  shall  be
                                                              determined by the discounted  price
                                                              applicable     to    such     Share
                                                              Termination   Delivery   Units.  In
                                                              the   case   of   a    Registration
                                                              Settlement  of  Share   Termination
                                                              Delivery  Units that are Restricted
                                                              Shares  (as  defined  below) as set
                                                              forth in paragraph  (m)(ii)  below,
                                                              the Share  Termination  Unit  Price
                                                              shall  be the  Settlement  Price on
                                                              the Merger Date,  the  Announcement
                                                              Date    (in    the    case   of   a
                                                              Nationalization,    Insolvency   or
                                                              Delisting)     or     the     Early
                                                              Termination Date, as applicable.

                  Share Termination Delivery Unit:            In  the   case  of  a   Termination
                                                              Event,    Event   of   Default   or
                                                              Delisting,  one  Share  or,  in the
                                                              case      of       Nationalization,
                                                              Insolvency,  Tender Offer or Merger
                                                              Event,  a  unit  consisting  of the
                                                              number  or  amount  of each type of
                                                              property  received  by a holder  of
                                                              one  Share  (without  consideration
                                                              of any  requirement  to pay cash or
                                                              other   consideration  in  lieu  of
                                                              fractional     amounts    of    any
                                                              securities)         in         such
                                                              Nationalization,        Insolvency,
                                                              Tender  Offer or Merger  Event.  If
                                                              such  Nationalization,  Insolvency,
                                                              Tender   Offer  or   Merger   Event
                                                              involves a choice of  consideration
                                                              to be  received  by  holders,  such
                                                              holder  shall  be  deemed  to  have
                                                              elected  to  receive   the  maximum
                                                              possible amount of cash.

                  Failure to Deliver:                         Inapplicable

                  Other applicable provisions:                If  Share  Termination  Alternative
                                                              is  applicable,  the  provisions of
                                                              Sections 9.8, 9.9,  9.11,  9.12 and
                                                              10.5  (as  modified  above)  of the
                                                              Equity    Definitions    will    be
                                                              applicable,    except    that   all
                                                              references  in such  provisions  to
                                                              "Physically-settled"  shall be read
                                                              as     references     to     "Share
                                                              Termination    Settled"   and   all
                                                              references  to  "Shares"  shall  be
                                                              read  as   references   to   "Share
                                                              Termination     Delivery    Units".
                                                              "Share   Termination   Settled"  in
                                                              relation to this Transaction  means
                                                              that Share Termination  Alternative
                                                              is applicable to this Transaction.

               (M) REGISTRATION/PRIVATE PLACEMENT PROCEDURES. If, in the reasonable opinion of JPMorgan, following any delivery of Shares or Share Termination Delivery Property to JPMorgan hereunder, such Shares or Share Termination Delivery Property would be in the hands of JPMorgan subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Share Termination Delivery Property pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Share Termination Delivery Property being "restricted securities", as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Share Termination Delivery Property being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Share Termination Delivery Property, "RESTRICTED SHARES"), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) below at the election of Company, unless JPMorgan waives the need for registration/private placement procedures set forth in (i) and (ii) below. Notwithstanding the foregoing, solely in respect of any Daily Number of Warrants exercised or deemed exercised on any Expiration Date, Company shall elect, prior to the first Settlement Date for the first Expiration Date, a Private Placement Settlement or Registration Settlement for all deliveries of Restricted Shares for all such Expiration Dates which election shall be applicable to all Settlement Dates for such Warrants and the procedures in clause (i) or clause (ii) below shall apply for all such delivered Restricted Shares on an aggregate basis commencing after the final Settlement Date for such Warrants. The Calculation Agent shall make reasonable adjustments to settlement terms and provisions under this Confirmation to reflect a single Private Placement or Registration
                    Settlement for such aggregate Restricted Shares delivered hereunder.

                    (i) If Company elects to settle the Transaction pursuant to this clause (i) (a "PRIVATE PLACEMENT SETTLEMENT"), then delivery of Restricted Shares by Company shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to JPMorgan; PROVIDED that Company may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Company to JPMorgan (or any affiliate designated by JPMorgan) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by JPMorgan (or any such affiliate of JPMorgan). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to JPMorgan, due diligence rights (for JPMorgan or any designated buyer of the Restricted Shares by JPMorgan), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to JPMorgan. In the case of a Private Placement Settlement, JPMorgan shall determine the appropriate discount to the Share Termination Unit Price (in the case of settlement of Share Termination Delivery Units pursuant to paragraph (l) above) or any Settlement Price (in the case of settlement of Shares pursuant to Section 2 above) applicable to such Restricted Shares in a commercially reasonable manner and appropriately adjust the number of such Restricted Shares to be delivered to JPMorgan hereunder; PROVIDED that in no event shall such number be greater than 3,700,000 (the "MAXIMUM AMOUNT"). Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by JPMorgan to Company, of such applicable discount and the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Share Termination Payment Date (in the case of settlement of Share Termination Delivery Units pursuant to paragraph (l) above) or on the Settlement Date for such Restricted Shares (in the case of settlement in Shares pursuant to Section 2 above).

                         In the event Company shall not have delivered the full number of Restricted Shares otherwise applicable as a result of the proviso above relating to the Maximum Amount (such deficit, the "DEFICIT RESTRICTED SHARES"), Company shall be continually obligated to deliver, from time to time until the full number of Deficit Restricted Shares have been delivered pursuant to this paragraph, Restricted Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Company or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and
                         (iii) Company additionally authorizes any unissued Shares that are not reserved for other transactions. Company shall immediately notify JPMorgan of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or
                         (iii) and the corresponding number of Restricted Shares to be delivered) and promptly deliver such Restricted Shares thereafter.

                         In the event of a Private Placement Settlement, the Net Share Settlement Amount or the Payment Obligation, respectively, shall be deemed to be the Net Share Settlement Amount or the Payment Obligation, respectively, plus an additional amount (determined from time to time by the Calculation Agent in its commercially reasonable judgment) attributable to interest that would be earned on such Net Share Settlement Amount or the Payment Obligation, respectively, (increased on a daily basis to reflect the accrual of such interest and reduced from time to time by the amount of net proceeds received by JPMorgan as provided herein) at a rate equal to the open Federal Funds Rate plus the Spread for the period from, and including, such Settlement Date or the date on which the Payment Obligation is due, respectively, to, but excluding, the related date on which all the Restricted Shares have been sold and calculated on an Actual/360 basis. The foregoing provision shall be without prejudice to JPMorgan's rights under the Agreement (including, without limitation, Sections 5 and 6 thereof).

                         As used in this Section, "SPREAD" means, with respect to any Net Share Settlement Amount or Payment Obligation, respectively, the credit spread over the applicable overnight rate that would be imposed if JPMorgan were to extend credit to Company in an amount equal to such Net Share Settlement Amount, all as determined by the Calculation Agent using its commercially reasonable judgment as of the related
                         Settlement Date or the date on which the Payment Obligation is due, respectively. Commercial reasonableness shall take into consideration all factors deemed relevant by the Calculation Agent, which are expected to include, among other things, the credit quality of Company (and any relevant affiliates) in the then-prevailing market and the credit spread of similar companies in the relevant industry and other companies having a substantially similar credit quality.

                    (ii) If Company elects to settle the Transaction pursuant to this clause (ii) (a "REGISTRATION SETTLEMENT"), then Company shall promptly (but in any event no later than the beginning of the Resale Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to JPMorgan, to cover the resale of such Restricted Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to JPMorgan. If JPMorgan, in its sole reasonable discretion, is not satisfied with such procedures and documentation Private Placement Settlement shall apply. If JPMorgan is satisfied with such procedures and documentation, it shall sell the Restricted Shares pursuant to such registration statement during a period (the "RESALE PERIOD")
                         commencing on the Exchange Business Day following delivery of such Restricted Shares (which, for the avoidance of doubt, shall be (x) any Settlement Date in the case of an exercise of Warrants prior to the first Expiration Date pursuant to Section 2 above, (y) the Share Termination Payment Date in case of settlement in Share Termination Delivery Units pursuant to paragraph
                         (l) above or (z) the Settlement Date in respect of the final Expiration Date for all Daily Number of Warrants) and ending on the earliest of (i) the Exchange Business Day on which JPMorgan completes the sale of all Restricted Shares or, in the case of settlement of Share Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales equals or exceeds the Payment Obligation (as defined above), (ii) the date upon which all
                         Restricted Shares have been sold or transferred pursuant to Rule 144 (or similar provisions then in force) or Rule 145(d)(1) or (2) (or any similar provision then in force) under the Securities Act and
                         (iii) the date upon which all Restricted Shares may be sold or transferred by a non-affiliate pursuant to Rule 144(k) (or any similar provision then in force) or Rule 145(d)(3) (or any similar provision then in force) under the Securities Act. If the Payment Obligation exceeds the realized net proceeds from such resale, Company shall transfer to JPMorgan by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the "ADDITIONAL Amount") in cash or in a number of Shares ("MAKE-WHOLE SHARES") in an amount that, based on the Settlement Price on the last day of the Resale Period (as if such day was the "Valuation Date" for purposes of computing such Settlement Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Company elects to pay the Additional Amount in Shares, the requirements and provisions for Registration Settlement shall apply. This provision shall be applied successively until the Additional Amount is equal to zero. In no event shall Company deliver a number of Restricted Shares greater than the Maximum Amount.

                    (iii) Without  limiting  the  generality  of the  foregoing,
                         Company agrees that any Restricted Shares delivered to JPMorgan, as purchaser of such Restricted Shares, (i) may be transferred by and among JPMorgan and its affiliates and Company shall effect such transfer without any further action by JPMorgan and (ii) after the minimum "holding period" within the meaning of Rule 144(d) under the Securities Act has elapsed after any Settlement Date for such Restricted Shares, Company shall promptly remove, or cause the transfer agent for such Restricted Shares to remove, any legends referring to any such restrictions or requirements from such Restricted Shares upon delivery by JPMorgan (or such affiliate of JPMorgan) to Company or such transfer agent of seller's and broker's representation letters customarily delivered by JPMorgan in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by JPMorgan (or such affiliate of JPMorgan).

                    If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii), as applicable, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Company shall be the Defaulting Party.

               (N) LIMIT ON BENEFICIAL OWNERSHIP. Notwithstanding any other provisions hereof, JPMorgan may not exercise any Warrant hereunder or be entitled to take delivery of any Shares deliverable hereunder, and Automatic Exercise shall not apply with respect to any Warrant hereunder, to the extent (but only to the extent) that, after such receipt of any Shares upon the exercise of such Warrant or otherwise hereunder, JPMorgan Chase & Co. would directly or indirectly beneficially own (as such term is defined for purposes of
                    Section 13(d) of the Exchange Act) in excess of 8.0% of the outstanding Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, JPMorgan Chase & Co. would directly or indirectly so beneficially own in excess of 8.0% of the outstanding Shares. If any delivery owed to JPMorgan hereunder is not made, in whole or in part, as a result of this provision, Company's obligation to make such delivery shall not be extinguished and Company shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, JPMorgan gives notice to Company that, after such delivery, JPMorgan Chase & Co. would not directly or indirectly so beneficially own in excess of 8.0% of the outstanding Shares. No additional compensation or amounts shall be due JPMorgan as a consequence of such delayed settlement.

               (O) SHARE DELIVERIES. Company acknowledges and agrees that, to the extent the holder of this Warrant is not then an affiliate and has not been an affiliate for 90 days (it being understood that JPMorgan will not be considered an affiliate under this paragraph solely by reason of its receipt of Shares pursuant to this Transaction), and otherwise satisfies all holding period and other requirements of Rule 144 of the Securities Act applicable to it, any delivery of Shares or Share Termination Property hereunder at any time after 2 years from the Trade Date shall be eligible for resale under Rule 144(k) of the Securities Act and Company agrees to promptly remove, or cause the transfer agent for such Shares or Share
                    Termination Property, to remove, any legends referring to any restrictions on resale under the Securities Act from the Shares or Share Termination Property. Company further agrees, for any delivery of Shares or Share Termination Property hereunder at any time after 1 year from the Trade Date but within 2 years of the Trade Date, to the to the extent the holder of this Warrant then satisfies the holding period and other requirements of Rule 144 of the Securities Act, to promptly remove, or cause the transfer agent for such Restricted Share to remove, any legends referring to any such restrictions or requirements from such Restricted Shares. Such Restricted Shares will be de-legended upon delivery by JPMorgan (or such affiliate of JPMorgan) to Company or such transfer agent of customary seller's and broker's representation letters in connection with resales of restricted securities pursuant to Rule 144 of the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by JPMorgan (or such affiliate of JPMorgan). Company further agrees that any delivery of Shares or Share Termination Delivery Property prior to the date that is 1 year from the Trade Date, may be transferred by and among JPMorgan and its affiliates and Company shall effect such transfer without any further action by JPMorgan. Notwithstanding anything to the contrary herein, Company agrees that any delivery of Shares or Share Termination Delivery Property shall be effected by book-entry transfer through the facilities of DTC, or any successor depositary, if at the time of delivery, such class of Shares or class of Share Termination Delivery Property is in book-entry form at DTC or such successor depositary and such Shares or Share Termination Delivery Property are not "restricted securities" for purposes of the Securities Act. Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date, the agreements of Company herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Company, to comply with Rule 144 of the Securities Act, including Rule 144(k) as in effect at the time of delivery of the relevant Shares or Share Termination Property.

               (P) GOVERNING LAW. New York law (without reference to choice of law doctrine).

               (Q) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

               (R) TAX DISCLOSURE. Effective from the date of commencement of discussions concerning the Transaction, Company and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Company relating to such tax treatment and tax structure.

               (S) MAXIMUM SHARE DELIVERY. Notwithstanding any other provision of this Confirmation or the Agreement, in no event will Company be required to deliver more than the Maximum Amount of Shares in the aggregate to JPMorgan in connection with this Transaction, subject to the provisions regarding Deficit Restricted Shares

               (T) RIGHT TO EXTEND. JPMorgan may postpone, in whole or in part, any Expiration Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Daily Number of Warrants with respect to one or more Expiration Dates) if JPMorgan determines, in its commercially reasonable judgment, that such extension is reasonably necessary or appropriate to preserve JPMorgan's hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable JPMorgan to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if JPMorgan were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to JPMorgan.

               (U) STATUS OF CLAIMS IN BANKRUPTCY. JPMorgan acknowledges and agrees that this Confirmation is not intended to convey to JPMorgan rights against Company with respect to the Transaction that are senior to the claims of common stockholders of Company in any U.S. bankruptcy proceedings of Company; provided that nothing herein shall limit or shall be deemed to limit JPMorgan's right to pursue remedies in the event of a breach by Company of its obligations and agreements with respect to the Transaction; PROVIDED, FURTHER, that nothing herein shall limit or shall be deemed to limit JPMorgan's rights in respect of any transactions other than the Transaction.

               (V) SECURITIES CONTRACT; SWAP AGREEMENT. The parties hereto intend for: (a) the Transaction to be a "securities contract" and a "swap agreement" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "BANKRUPTCY Code"), and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the
                    Bankruptcy Code; (b) a party's right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code; and (c) each payment and delivery of cash, securities or other property hereunder to constitute a "margin payment" or "settlement payment" and a "transfer" as defined in the Bankruptcy Code.



                                       [signature page follows]

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

                       Very truly yours,

                             J.P.  MORGAN  SECURITIES  INC.,  AS
                             AGENT  FOR  JPMORGAN   CHASE  BANK,
                             NATIONAL ASSOCIATION


                             By: /s/ Sudheer Tegulapalle
                             ---------------------------------------
                             Authorized Signatory
                             Name: Sudheer Tegulapalle


         Accepted and confirmed
         as of the Trade Date:

         CHEMED CORPORATION


         By: /s/ David P. Williams
         ----------------------------------------
         Authorized Signatory
         Name: David P. Williams




              JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ORGANISED
     UNDER THE LAWS OF THE UNITED STATES AS A NATIONAL BANKING ASSOCIATION.
             MAIN OFFICE 1111 POLARIS PARKWAY, COLUMBUS, OHIO 43271 REGISTERED AS A BRANCH IN ENGLAND & WALES BRANCH NO. BR000746. REGISTERED
                 BRANCH OFFICE 125 LONDON WALL, LONDON EC2Y 5AJ
          AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY